                                                                      EXHIBIT 12

                     TRANS WORLD AIRLINES, INC.
          COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                                                      Reorganized
                                Prior Predecessor Company            Predecessor Company                 Company
                          ---------------------------------------   --------------------------------------------------------
                                         Ten months     Two months                    Eight months    Four months      Year
                                         ----------     ----------                    ------------    -----------      ----
                           Year ended      ended         ended        Year ended         ended          ended          ended
                           ----------      -----         -----        ----------         -----          -----          -----
                          December 31,   October 31,   December 31,   December 31,     August 31,     December 31,  December 31,
                          ------------   -----------   ------------   ------------     ----------     -----------   ------------
                              1992          1993          1993            1994            1995           1995           1996
                              ----          ----          ----            ----            ----           ----           ----
                                              (Amounts in Thousands, except for ratio)
                                               --------------------------------------
Loss from operations
   before income taxes       ($314,292)   ($362,620)    ($88,140)    ($432,869)        ($338,309)     ($32,268)      ($274,577)
Add:
   Interest on
     indebtedness (1)          110,096       91,877       31,204       195,352           123,247        45,917         126,822
   Portion of rents
     representative of the
     interest factor            67,700       57,821       12,198        87,122            60,849        32,131         100,997
                              --------     --------      -------      --------          --------       -------        --------
   Income as adjusted        ($136,496)   ($212,922)    ($44,738)    ($150,395)        ($154,213)      $45,780        ($46,758)
                              --------     --------      -------      --------          --------       -------        --------
Fixed Charges:
   Interest on
     indebtedness             $110,096      $91,877      $31,204      $195,352          $123,247       $45,917        $126,822
   Capitalized interest          3,099        2,104          267         2,133                 -             -           5,463
   Portion of rents
     representative of the
     interest factor            67,700       57,821       12,198        87,122            60,849        32,131         100,997
                              --------     --------      -------      --------          --------       -------        --------
   Fixed Charges              $180,895     $151,802      $43,669      $284,607          $184,096       $78,048        $233,282
                              --------     --------      -------      --------          --------       -------        --------
Ratio of earnings to
   fixed charges                 (0.75)       (1.40)       (1.02)        (0.53)            (0.84)         0.59           (0.20)
                              --------     --------      -------      --------          --------       -------        --------
Deficiency (coverage)         $317,391     $364,724      $88,407      $435,002          $338,309       $32,268        $280,040
                              --------     --------      -------      --------          --------       -------        --------

                                    ------------------------------------------------
                                      9 months    9 months      3 months    3 months
                                      --------    --------      --------    --------
                                       ended       ended          ended       ended
                                       -----       -----          -----       -----
                                       Sept 30,    Sept 30,      Sept 30,    Sept 30
                                      --------    --------       --------    -------
                                        1997        1996          1997        1996
                                        ----        ----          ----        ----
Loss from operations
   before income taxes                ($68,272)   ($18,257)       $13,276    ($6,905)
Add:
   Interest on
     indebtedness (1)                   85,518      95,483         27,404     30,864
   Portion of rents
     representative of the
     interest factor                    89,616      74,028         31,480     25,757
                                      --------    --------       --------    -------
   Income as adjusted                 $106,862    $151,254        $72,160    $49,716
                                      --------    --------       --------    -------
Fixed Charges:
   Interest on
     indebtedness                      $85,518     $95,483        $27,404    $30,864
   Capitalized interest                  4,204       3,563            899      1,619
   Portion of rents
     representative of the
     interest factor                    89,616      74,028         31,480     25,757
                                      --------    --------       --------    -------
   Fixed Charges                      $179,338    $173,074        $59,783    $58,240
                                      --------    --------       --------    -------
Ratio of earnings to
   fixed charges                          0.60        0.87           1.21       0.85
                                      --------    --------       --------    -------
Deficiency (coverage)                  $72,476     $21,820       ($12,377)    $8,524
                                      --------    --------       --------    -------

(1) Includes amoritization of debt expense.